UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2016

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way Cincinnati, Ohio	45227
(Address of Principal Executive Offices)	(Zip Code)

(513) 579-9911

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On August 16, 2016, Medpace Holdings, Inc. (the “Company”) filed its amended and restated certificate of incorporation (as amended and restated, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware in connection with the closing of its initial public offering (the “IPO”) of shares of its common stock, $0.01 par value per share (the “Common Stock”).

The Certificate of Incorporation amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 250,000,000 shares; (ii) authorize 5,000,000 shares of preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (iv) provide that directors of the Company may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds of the holders of the Company’s capital stock entitled to vote; (v) eliminate the ability of the Company’s shareholders to take action by written consent in lieu of a meeting; and (vi) designate, unless otherwise consented to by the Company, the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company and actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or employees to the Company or the Company’s shareholders.

The foregoing description of the Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

Effective August 16, 2016, in connection with the closing of the IPO, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). The Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of shareholder proposals at shareholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Certificate of Incorporation.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 16, 2016, the Company announced the closing of its IPO of 8,050,000 shares of the Company’s Common Stock (including 1,050,000 shares of Common Stock that were offered and sold pursuant to the full exercise of the underwriters’ option to purchase additional shares) at an offering price of $23.00 per share. The Company received approximately $173.6 million in proceeds from the offering, net of underwriting discounts and commissions, all of which will be used to repay a portion of its outstanding borrowings under its senior secured term loan facility. A copy of the press release issued in connection with the closing of the IPO is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Medpace Holdings, Inc.

3.2	Amended and Restated Bylaws of Medpace Holdings, Inc.

99.1	Closing Press Release dated August 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date: August 16, 2016

	By:	/s/ Stephen P. Ewald

	Name:	Stephen P. Ewald

	Title:	General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Medpace Holdings, Inc.

3.2	Amended and Restated Bylaws of Medpace Holdings, Inc.

99.1	Closing Press Release dated August 16, 2016.